Exhibit 99.2

SRX Global Reports Preliminary Net Asset Value of Approximately $3.07 Per Share and Over $55 Million in Cash and Short-Term Investments1

Approximately $40 million in cash and more than $15 million in short-term investment assets as of June 30, 20261

Estimated net asset value of approximately $60 million and no debt outstanding as of June 30, 2026¹

Approximately 19.5 million shares outstanding on post 1-for-60 split basis as of July 6, 20261

NORTH PALM BEACH, FL — July 8, 2026 — SRX Global Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating long-term shareholder value through investments in high-conviction operating companies and strategic assets, today provided shareholders with a preliminary update on certain balance sheet metrics and its capitalization structure following the recently completed acquisition of EMJX and share consolidation effectuated on July 6, 2026.

“Following the completion of the EMJX acquisition and the elimination of all outstanding debt, we have entered the second half of 2026 with one of the strongest balance sheets in the Company’s history,” states Kent Cunningham, CEO.

The Company’s strengthened balance sheet provides significant financial flexibility to execute its long-term capital allocation strategy, and management does not anticipate the need for additional capital raises in the foreseeable future. Management remains focused on maintaining liquidity and balance sheet strength while deploying capital in a disciplined manner across investments in its operating companies, treasury optimization initiatives, strategic investments, and value-enhancing acquisitions with the objective of maximizing long-term shareholder value.

Preliminary Balance Sheet & Capital Allocation Highlights1:

-	Estimated net asset value of approximately $60 million, or $3.07 per common share, as of June 30, 2026
-	Approximately $40 million in cash and more than $15 million in short-term investments as of June 30, 2026
-	No debt outstanding as of June 30, 2026
-	Approximately 19,517,834 common shares outstanding following the Company’s reverse stock split effectuated July 6, 2026

Capital Allocation Framework

SRX believes disciplined capital allocation is fundamental to long-term shareholder value creation. The Company intends to allocate capital across the following strategic priorities:

●	Maintain Financial Flexibility - Preserve balance sheet strength and liquidity to capitalize on high-conviction investment opportunities while maintaining disciplined, returns-focused capital allocation.
●	Optimize Treasury Returns - Strategically deploy excess corporate liquidity into a diversified, highly liquid, investment-grade fixed-income portfolio designed to preserve principal, maintain near-immediate liquidity and enhance risk-adjusted treasury returns.
●	Reinvest in Halo - Continue investing in Halo to accelerate product innovation, commercial execution, distribution expansion and long-term organic growth.
●	Pursue Strategic Investments and Opportunistic M&A - Deploy capital toward strategic investments and value-accretive acquisitions that complement the Company’s portfolio and leverage its AI-enabled investment platform.

About SRX Global Inc.

SRX Global is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

1Preliminary Financial Information and Supplemental Financial Measure

The financial information presented herein is preliminary, unaudited and subject to the completion of the Company’s quarter-end financial closing procedures, preparation and review of its financial statements, and other customary quarter-end adjustments. Actual reported financial results may differ from the information presented herein. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, on or before August 14, 2026. Estimated net asset value (“NAV”) represents estimated total assets less estimated total liabilities as of June 30, 2026, divided by approximately 19.5 million common shares outstanding after giving effect to the Company’s one-for-sixty reverse stock split effective July 6, 2026. Estimated total assets include cash, short-term investment assets, digital assets, accounts receivable, inventory and certain other current assets. NAV is presented as a supplemental financial measure to assist investors in understanding the Company’s preliminary balance sheet position and should not be considered a substitute for any measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including stockholders’ equity or total assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com